P08000032840

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

600210074676

08/03/11--01023--004 **35.00

FILED
2011 AUG -3 PM 3:56
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Amend

T Brown 8-4-11

FLORIDA DEPARTMENT OF STATE
Division of Corporations

August 4, 2011

WAYNE ANDERSON
US NATURAL GAS CORP
1717 DR MARTIN LUTHER KING JR ST N ST PETERSBURG, FL 33704

Re: Document Number P08000032840

The Articles of Amendment to the Articles of Incorporation of US NATURAL GAS CORP, a Florida corporation, were filed on August 3, 2011.

Should you have any questions regarding this matter, please telephone (850) 2456050, the Amendment Filing Section.

Teresa Brown
Regulatory Specialist II
Division of Corporations	Letter Number: 211A00018339

 COVER LETTER

TO:	Amendment Section Division of Corporations

NAME OF CORPORATION:                                                          US Natural Gas Corp

DOCUMENT NUMBER:                                                                  P08000032840

The enclosed Articles of Amendment and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Wayne Anderson

Name of Contact Person

US Natural Gas Corp

Firm/ Company

1717 Dr. Martin Luther King Jr. St N

Address

St. Petersburg, FL 33704

City/ State and Zip Code

info@usnatgascorp.com

E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Wayne Anderson	at (727) 824-2800
Name of Contact Person	Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

☑ $35 Filing Fee	☐ $43.75 Filing Fee &	☐ $43.75 Filing Fee &	☐ $52.50 Filing Fee
	Certificate of Status	Certified Copy	Certificate of Status
		(Additional copy is enclosed)	Certified Copy

Mailing Address Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314		Street Address Amendment Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee, FL 32301

FILED
2011 AUG -3 PM 3:53
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Articles of Amendment
to
Articles of Incorporation
of

US Natural Gas Corp

(Name of Corporation as currently filed with the Florida Dept. of State)

P08000032840

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.      If amending name, enter the new name of the corporation:

____________________________________________________________________________________________ The new name must be distinguishable and contain the word "corporation." "company," or "incorporated" or the abbreviation "Corp," "Inc.," or Co.," or the designation "Corp." "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable: (Principal office address MUST BE A STREET ADDRESS )

C. Enter new mailing address, if applicable: (Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:

New Registered Office Address:
(Florida street address)

________________, Florida __________
(City) (Zip Code)

New Registered Agent's Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each offi,director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action

☐ Add
☐ Remove

☐ Add
☐ Remove

☐ Add
☐ Remove

E.	If amending or adding additional Articles, enter change(s) here:
(attach additional sheets, if necessary). (Be specific)

Please see attached Amendment to Article 5 of the Articles of Incorporation.

In summary, the authorized common shares has been increased from 300,000,000  to 500,000,000. There are no further changes to Article 5.

F.
If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each amendment(s) adoption:         August 2, 2011

(date of adoption is required)

Effective date if applicable:                                August 2, 2011

(no more than 90 days after amendment file date)

Adoption of Amendment(s)                                                                                                                                                                                (CHECK ONE)

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. The following statement must he separately provided for each voting group entitled to vote separately on the amendment(s):

"The number of votes cast for the amendment(s) was/were sufficient for approval by _________________________________________________________________
(voting group)

❑	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

❑	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated: August 2, 2011

Signature    /s/ Wayne Anderson

 (By a director, president or tithe officer— if directors or officers have not been selected, by an incorporator — i in the hands of a receiver, trustee, or other court appointed fiduciary by that fi•ciary)

Wayne Anderson

(Typed or printed name of person signing)

President

(Title of person signing)

ARTICLE 5 — CORPORATE CAPITALIZATION

The Corporation is authorized to issue two classes of stock. One class of stock shall be common stock, par value $0.001, of which the Corporation shall have the authority to issue 500,000,000 shares. The second class of stock shall be preferred stock, par value $0.001, of which the Corporation shall have the authority to issue 5,000,000 shares. The Board of Director(s) of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hererafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Director(s) may deem advisable, subject to such restrictions or limitation, if any, as may be set forth in the bylaws of the Corporation.

Of the 5,000,000 shares of preferred stock authorized, 3,000,000 shall be designated as Series A Preferred Stock, 300,000 shall be designated as Series B Preferred Stock and 1,000,000 shall be designated as Series C Preferred Stock which series shall have the designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions set forth below:

The foregoing Amendment was adopted by the Board of Directors of the Company pursuant to the Florida Business Company Act on August 2, 2011 and approved by a majority of the shareholders of the Company's stock. Therefore, the number of votes cast for the Amendment to the Company's Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the Company has caused this Amendment to its Articles of Incorporation to be executed by its duly authorized officer this August 2, 2011.

US Natural Gas

By:	/s/ Wayne Anderson
Wayne Anderson
President